EXHIBIT 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
UNITED BANKSHARES, INC.
          Pursuant to the provisions of Section 1007, Article 10, Chapter 31D of the Code of West Virginia, as amended, the undersigned Corporation hereby adopts the following Amended and Restated Articles of Incorporation FILED IN DUPLICATE:
          I. The name of the Corporation is United Bankshares, Inc.
          II. The address of the principal office of the Corporation is 500 Virginia Street, East, Charleston, Kanawha County, West Virginia 25301.
          III. The purposes for which the Corporation is formed are as follows:
          To transact any or all lawful business for which corporations may be incorporated under the corporation laws of the State of West Virginia.
          IV. Provisions granting preemptive rights are:
          That no shareholder of this corporation shall, because of his ownership of stock in the corporation, have any preemptive or other right to purchase, subscribe for, or take any part of any stock, whether unissued or treasury shares, or any part of the notes, debentures, bonds or other securities of this corporation issued, optioned or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of this corporation authorized by this certificate of incorporation or by any amended certificate hereafter issued, may at any time be issued, optioned for sale, and sold or disposed of by this corporation pursuant to resolution or order of its Board of Directors to such person or persons, and upon such terms and offering such stock or securities, or any part thereof to existing shareholders.
          V. Provisions for the regulation of the internal affairs of the corporation are:
          Each director and officer of this corporation, or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation, his heirs and personal representatives, shall be indemnified by this corporation against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of a duty to the corporation. If in the judgment of the board of directors of this corporation a settlement of any claim, action, suit or proceeding so arising be deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be in addition to any and all other rights to which any director or officer may be entitled as a matter of law.
          VI. A. The amount of authorized capital stock of the Corporation is Three Hundred Million Dollars ($300,000,000.00), which shall be divided into One Hundred Million (100,000,000.00) shares of common stock with the par value of Two Dollars and Fifty Cents ($2.50) per share and Fifty Million (50,000,000) shares of preferred stock with the par value of One Dollar ($1.00) per share.
               B. The authorized shares of preferred stock of the Corporation may be issued from time to time in one or more series as determined by the Corporation’s Board of Directors, which is also authorized to determine the number of shares authorized for issuance in each series.
               C. All shares of a series of preferred stock shall have preferences, limitations, and relative rights identical with those of other shares of the same series. The Board of Directors is authorized to determine the preferences, limitations, and relative rights of each series of shares, including but not limited to authorizing one or more series of preferred stock that:

                    1. Have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by Chapter 31D of the West Virginia Code;
                    2. Are redeemable or convertible: (a) at the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event; (b) for cash, indebtedness, securities, or other property; or (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;
                    3. Entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; or
                    4. Have preference over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the corporation.
               D. The preferences, limitations, and relative rights of each series of preferred shares shall be determined by the Board of Directors before issuing such shares and shall be expressed in articles of amendment that shall be effective without shareholder approval and shall be delivered to the Secretary of State of the State of West Virginia for filing pursuant to Chapter 31D, Article 6, Section 602 of the West Virginia Code, as amended, and as otherwise permitted by Chapter 31D, Article 8, Section 825 of the West Virginia Code, as amended.
          VII. The number of directors constituting the current board of directors is fourteen (14).
          VIII. The existence of this Corporation is to be perpetual.
          IX. These Amended and Restated Articles of Incorporation shall be effective immediately upon filing.

          The foregoing Amended and Restated Articles of Incorporation restate and integrate and further amend the Restated Articles of Incorporation of the Corporation.
Dated: December 23, 2008

UNITED BANKSHARES, INC.
By:	/s/ Richard M. Adams
	Its:	Chairman of the Board and
Chief Executive Officer

ATTEST:
By:	/s/ Steven E. Wilson	[SEAL]
Its: Secretary

STATE OF WEST VIRGINIA,
COUNTY OF WOOD, TO-WIT:
          I, Katherine E. Goodwin, a notary public in and for the State and County aforesaid, do hereby certify that on this day there personally appeared before me Richard M. Adams, being by me first duly sworn, declared that he is Chairman of the Board and Chief Executive Officer of United Bankshares, Inc., that he signed the foregoing document as Executive Vice President of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.
          IN TESTIMONY WHEREOF, witness my signature and notarial seal this 23rd day of December, 2008.

/s/ Katherine E. Goodwin
Notary Public
My commission expires: November 1, 2017
[SEAL]
STATE OF WEST VIRGINIA,
COUNTY OF WOOD, TO-WIT:
          I, Katherine E. Goodwin, a notary public in and for the State and County aforesaid, do hereby certify that on this day there personally appeared before me Steven E. Wilson, being by me first duly sworn, declared that he is Secretary of United Bankshares, Inc., that he signed the foregoing document as Secretary of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.
          IN TESTIMONY WHEREOF, witness my signature and notarial seal this 23rd day of December, 2008.

/s/ Katherine E. Goodwin
Notary Public
My commission expires: November 1, 2017
[SEAL]

CERTIFICATE AS TO AMENDED AND
RESTATED ARTICLES OF INCORPORATION
          Pursuant to the provisions of inter alia, Section 1007, Article 10, Chapter 31D of the Code of West Virginia, as amended, the undersigned Corporation executes the following certificate:
          1. The name of the Corporation is United Bankshares, Inc.
          2. The Amendment to these Amended and Restated Articles of Incorporation was adopted on December 24, 2008.
          3. At the time of the adoption of these Amended and Restated Articles of Incorporation the number of shares outstanding was 43,337,472. The total of the shares entitled to vote on the adoption of the Amendment to the Amended and Restated Articles of Incorporation, and the vote of the shares, was:

Total Number of
Shares Entitled to Vote	Number of Shares For	Voted Against

43,385,459	24,084,483	6,116,688
          4. The Amended and Restated Articles of Incorporation restate and integrate and further Amend the Restated Articles of Incorporation of the Corporation, as previously amended, by increasing the authorized capital stock of the Corporation to Three Hundred Million Dollars ($300,000,000) from Two Hundred Fifty Million Dollars ($250,000,000) and creating Fifty Million (50,000,000) shares of preferred stock with a par value of One Dollar ($1.00) per share and providing that the Board of Directors of the Corporation are authorized to determine the preferences, limitations and relative rights of (i) any preferred stock before the issuance of any shares of preferred stock and (ii) one or more series of preferred stock before the issuance of any shares of that series.

Dated: December 23, 2008

UNITED BANKSHARES, INC.
By:	/s/ Richard M. Adams
	Its:	Chairman of the Board and
Chief Executive Officer

ATTEST:
By:	/s/ Steven E. Wilson
Its: Secretary
[SEAL]

2

STATE OF WEST VIRGINIA,
COUNTY OF WOOD, TO-WIT:
          I, Katherine E. Goodwin, a notary public in and for the State and County aforesaid, do hereby certify that on this day there personally appeared before me Richard M. Adams, being by me first duly sworn, declared that he is Chairman of the Board and Chief Executive Officer of United Bankshares, Inc., that he signed the foregoing document as Executive Vice President of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.
          IN TESTIMONY WHEREOF, witness my signature and notarial seal this 23rd day of December, 2008.

/s/ Katherine E. Goodwin
Notary Public

My commission expires: November 1, 2017
[SEAL]
STATE OF WEST VIRGINIA,
COUNTY OF WOOD, TO-WIT:
          I, Katherine E. Goodwin, a notary public in and for the State and County aforesaid, do hereby certify that on this day there personally appeared before me Steven E. Wilson, being by me first duly sworn, declared that he is Secretary of United Bankshares, Inc., that he signed the foregoing document as Secretary of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.
          IN TESTIMONY WHEREOF, witness my signature and notarial seal this 23rd day of December, 2008.

/s/ Katherine E. Goodwin
Notary Public
My commission expires: November 1, 2017
[SEAL]

3

CERTIFICATE TO
SECRETARY OF STATE OF WEST VIRGINIA
UNITED BANKSHARES, INC.
Below are the current officers for United Bankshares, Inc.

Chairman of the Board and Chief Executive Officer:	Richard M. Adams	Corporate Address for all Officers:

Executive Vice President/Secretary, Treasurer and Chief Financial Officer:	Steven E. Wilson	United Bankshares, Inc. 514 Market Street Parkersburg, WV 26102

Executive Vice Presidents:	Richard M. Adams, Jr. James J. Consagra, Jr. James B. Hayhurst, Jr. Joe L. Wilson

/s/ Richard M. Adams
By:	Richard M. Adams
Its:	Chairman of the Board and Chief Executive Officer

[SEAL]
/s/ Steven E. Wilson
By:	Steven E. Wilson
Its:	Secretary
STATE OF WEST VIRGINIA
COUNTY OF WOOD, to wit:
          Richard M. Adams, Chairman of the Board and Chief Executive Officer, and Steven E. Wilson, Secretary, of United Bankshares, Inc., a West Virginia corporation, on behalf of the corporation, being first duly sworn, upon their oath, say that they have read and know the contents of the foregoing statement, and upon their oath say that the facts and allegations contained are true and correct.
          Taken, subscribed and sworn to before me this 23rd day of December, 2008.
          My Commission Expires: November 1, 2017

/s/ Katherine E. Goodwin
Notary Public
[SEAL]